EXHIBIT 23.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 dated October 12, 1999 of our report dated October 16, 1998 included in King World Productions, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1998 and to all references to our Firm included in this registration statement.


                                        /s/ Arthur Andersen LLP
                                        -------------------------

New York, New York
October 12, 1999